Exhibit 99.11

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                )
                                     )
                                     )
ARMSTRONG WORLD INDUSTRIES,          )         Chapter 11
INC., et al.,                        )         Case No. 00-4471 (RJN)
                                     )         (Jointly Administered)
                     Debtors         )
-------------------------------------)



                                  EXHIBIT 7.21

                      BOARD OF DIRECTORS OF REORGANIZED AWI

                      BOARD OF DIRECTORS OF REORGANIZED AWI
                      -------------------------------------

On the Effective Date, the Board of Directors of Reorganized AWI shall consist of the individuals named below. Each of the members of the Board of Directors of Reorganized AWI listed below shall serve in accordance with the Amended and Restated Articles of Incorporation, the Amended and Restated By-laws, and the Stockholder and Registration Rights Agreement.

The following individuals will serve as members of the Board of Directors of Reorganized AWI:

1. Joseph L. Castle, II

2. James J. Gaffney

3. Robert C. Garland

4. Judith R. Haberkorn

5. Michael D. Lockhart

6. Scott D. Miller

7. Arthur J. Pergament

8. John J. Roberts

9. Alexander M. Sanders, Jr.



                                       2